Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 8:30 a.m. ET

MELVILLE, N.Y., December 6, 2018 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and nine months ended October 31, 2018.

Financial Highlights

Below is selected unaudited financial information for the three and nine months ended October 31, 2018 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2018 - GAAP	Three Months Ended October 31, 2018 - Non-GAAP
Revenue: $304.0 million	Revenue: $308.0 million
Operating income: $33.7 million	Operating income: $69.2 million
Diluted net income per share: $0.29	Diluted net income per share: $0.85

Nine Months Ended October 31, 2018 - GAAP	Nine Months Ended October 31, 2018 - Non-GAAP
Revenue: $899.5 million	Revenue: $908.4 million
Operating income: $70.7 million	Operating income: $178.7 million
Diluted net income per share: $0.59	Diluted net income per share: $2.14

CEO Commentary

“In Q3, our positive momentum continued as we delivered more than 8% year-over-year revenue growth with margin expansion and strong cash generation. We believe this momentum reflects the investments we have made over the last several years in advanced analytics, automation and cloud across our actionable intelligence portfolio. We are very pleased with the execution of our growth strategy this year which establishes a solid foundation for our next year's initial guidance of double digit earnings growth on a non-GAAP basis,” said Dan Bodner, Verint CEO.

Financial Outlook

Verint’s non-GAAP outlook for the year ending January 31, 2019 is as follows:

•	Revenue: $1.24 billion with a range of +/- 1%

•	EPS: $3.15 at the midpoint of our revenue guidance

Verint’s initial non-GAAP outlook for the year ending January 31, 2020 is as follows:

•	Revenue: $1.325 billion with a range of +/- 2%

•	EPS: $3.50 at the midpoint of our revenue guidance

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $55 million.

•	Amortization of discount on convertible notes of approximately $12 million.

Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $11 million and $13 million.

•	Stock-based compensation is expected to be between approximately $65 million and $68 million, assuming market prices for our common stock approximately consistent with current levels.

Our initial non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $45 million.

•	Amortization of discount on convertible notes of approximately $12 million.

Our initial non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $9 million and $11 million.

•	Stock-based compensation is expected to be between approximately $64 million and $68 million, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2018 and 2017 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 8:30 a.m. ET to discuss our results for the three and nine months ended October 31, 2018 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 7880725. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects, and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits, and offering and maintaining a broad solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc. ("Mavenir"), being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2018, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, OPINIONLAB, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue:
Product	$111,670	$94,827	$327,576	$279,056
Service and support	192,313	185,899	571,941	537,442
Total revenue	303,983	280,726	899,517	816,498
Cost of revenue:
Product	33,124	32,840	100,917	98,708
Service and support	72,182	69,383	218,842	205,928
Amortization of acquired technology	5,933	9,182	18,879	28,246
Total cost of revenue	111,239	111,405	338,638	332,882
Gross profit	192,744	169,321	560,879	483,616
Operating expenses:
Research and development, net	51,587	47,157	155,993	141,911
Selling, general and administrative	99,902	97,304	311,482	302,605
Amortization of other acquired intangible assets	7,585	7,048	22,721	26,727
Total operating expenses	159,074	151,509	490,196	471,243
Operating income	33,670	17,812	70,683	12,373
Other income (expense), net:
Interest income	1,319	654	3,246	1,793
Interest expense	(8,686)	(8,891)	(27,670)	(26,997)
Loss on early retirement of debt	—	—	—	(1,934)
Other (expense) income, net	(489)	(565)	(2,194)	2,529
Total other expense, net	(7,856)	(8,802)	(26,618)	(24,609)
Income (loss) before provision for income taxes	25,814	9,010	44,065	(12,236)
Provision for income taxes	5,601	5,944	2,153	9,504
Net income (loss)	20,213	3,066	41,912	(21,740)
Net income attributable to noncontrolling interests	1,293	577	3,227	1,984
Net income (loss) attributable to Verint Systems Inc.	$18,920	$2,489	$38,685	$(23,724)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.29	$0.04	$0.60	$(0.38)
Diluted	$0.29	$0.04	$0.59	$(0.38)

Weighted-average common shares outstanding:
Basic	65,122	63,759	64,690	63,152
Diluted	66,200	64,588	65,885	63,152

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2018	2017	2018	2017
GAAP Revenue By Segment:
Customer Engagement	$197,467	$181,590	$584,730	$531,643
Cyber Intelligence	106,516	99,136	314,787	284,855
GAAP Total Revenue	$303,983	$280,726	$899,517	$816,498

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$3,981	$2,916	$8,826	$11,065
Cyber Intelligence	24	118	93	169
Total Revenue Adjustments Related to Acquisitions	$4,005	$3,034	$8,919	$11,234

Non-GAAP Revenue By Segment:
Customer Engagement	$201,448	$184,506	$593,556	$542,708
Cyber Intelligence	106,540	99,254	314,880	285,024
Non-GAAP Total Revenue	$307,988	$283,760	$908,436	$827,732

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2018	2017	2018	2017

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$192,744	$169,321	$560,879	$483,616
GAAP gross margin	63.4%	60.3%	62.4%	59.2%
Revenue adjustments related to acquisitions	4,005	3,034	8,919	11,234
Amortization of acquired technology	5,933	9,182	18,879	28,246
Stock-based compensation expenses	1,367	2,197	4,158	5,868
Acquisition expenses, net	10	23	(11)	91
Restructuring expenses	57	919	1,137	1,937
Non-GAAP gross profit	$204,116	$184,676	$593,961	$530,992
Non-GAAP gross margin	66.3%	65.1%	65.4%	64.2%

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$33,670	$17,812	$70,683	$12,373
As a percentage of GAAP revenue	11.1%	6.3%	7.9%	1.5%
Revenue adjustments related to acquisitions	4,005	3,034	8,919	11,234
Amortization of acquired technology	5,933	9,182	18,879	28,246
Amortization of other acquired intangible assets	7,585	7,048	22,721	26,727
Stock-based compensation expenses	16,595	15,966	50,509	50,453
Acquisition expenses, net	1,889	(4,063)	4,276	2,455
Restructuring expenses	1,022	6,309	3,019	11,557
Other adjustments	(1,498)	490	(278)	1,091
Non-GAAP operating income	$69,201	$55,778	$178,728	$144,136
As a percentage of non-GAAP revenue	22.5%	19.7%	19.7%	17.4%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(7,856)	$(8,802)	$(26,618)	$(24,609)
Unrealized losses (gains) on derivatives, net	366	(890)	239	(1,877)
Amortization of convertible note discount	2,981	2,829	8,829	8,377
Loss on early retirement of debt	—	—	—	1,934
Acquisition expenses, net	(15)	(10)	316	710
Restructuring expenses	—	1	—	139
Non-GAAP other expense, net(1)	$(4,524)	$(6,872)	$(17,234)	$(15,326)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$5,601	$5,944	$2,153	$9,504
GAAP effective income tax rate	21.7%	66.0%	4.9%	(77.7)%
Non-GAAP tax adjustments	1,415	(91)	15,134	5,082
Non-GAAP provision for income taxes	$7,016	$5,853	$17,287	$14,586
Non-GAAP effective income tax rate	10.8%	12.0%	10.7%	11.3%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$18,920	$2,489	$38,685	$(23,724)
Revenue adjustments related to acquisitions	4,005	3,034	8,919	11,234
Amortization of acquired technology	5,933	9,182	18,879	28,246
Amortization of other acquired intangible assets	7,585	7,048	22,721	26,727
Stock-based compensation expenses	16,595	15,966	50,509	50,453
Unrealized losses (gains) on derivatives, net	366	(890)	239	(1,877)
Amortization of convertible note discount	2,981	2,829	8,829	8,377
Loss on early retirement of debt	—	—	—	1,934
Acquisition expenses, net	1,874	(4,073)	4,592	3,165
Restructuring expenses	1,022	6,310	3,019	11,696
Other adjustments	(1,498)	490	(278)	1,091
Non-GAAP tax adjustments	(1,415)	91	(15,134)	(5,082)
Total GAAP net income (loss) adjustments	37,448	39,987	102,295	135,964
Non-GAAP net income attributable to Verint Systems Inc.	$56,368	$42,476	$140,980	$112,240

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.29	$0.04	$0.59	$(0.38)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.85	$0.66	$2.14	$1.75

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	66,200	64,588	65,885	63,152
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	—	—	912
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	66,200	64,588	65,885	64,064

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$18,920	$2,489	$38,685	$(23,724)
As a percentage of GAAP revenue	6.2%	0.9%	4.3%	(2.9)%
Net income attributable to noncontrolling interest	1,293	577	3,227	1,984
Provision for income taxes	5,601	5,944	2,153	9,504
Other expense, net	7,856	8,802	26,618	24,609
Depreciation and amortization(2)	20,623	23,798	64,235	77,652
Revenue adjustments related to acquisitions	4,005	3,034	8,919	11,234
Stock-based compensation expenses	16,595	15,966	50,509	50,453
Acquisition expenses, net	1,889	(4,063)	4,276	2,455
Restructuring expenses	1,021	6,309	3,017	11,553
Other adjustments	(1,498)	490	(278)	1,091
Adjusted EBITDA	$76,305	$63,346	$201,361	$166,811
As a percentage of non-GAAP revenue	24.8%	22.3%	22.2%	20.2%

Table of Reconciliation from Gross Debt to Net Debt			October 31, 2018	January 31, 2018

Current maturities of long-term debt			$4,382	$4,500
Long-term debt			775,342	768,484
Unamortized debt discounts and issuance costs			40,095	50,141
Gross debt			819,819	823,125

Less:
Cash and cash equivalents	353,422	337,942
Restricted cash and cash equivalents, and restricted time deposits	32,457	33,303
Short-term investments	49,434	6,566
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	384,506	445,314
Long-term restricted cash, cash equivalents, time deposits and investments	26,703	28,402
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$357,803	$416,912

(1) For the three months ended October 31, 2018, non-GAAP other expense, net of $4.5 million was comprised of $4.5 million of interest and other expense.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2018	2018
Assets
Current Assets:
Cash and cash equivalents	$353,422	$337,942
Restricted cash and cash equivalents, and restricted bank time deposits	32,457	33,303
Short-term investments	49,434	6,566
Accounts receivable, net of allowance for doubtful accounts of $2.9 million and $2.2 million, respectively	311,492	296,324
Contract assets	70,076	—
Inventories	21,737	19,871
Deferred cost of revenue	9,651	6,096
Prepaid expenses and other current assets	85,310	82,090
Total current assets	933,579	782,192
Property and equipment, net	95,875	89,089
Goodwill	1,364,452	1,388,299
Intangible assets, net	192,186	226,093
Capitalized software development costs, net	11,557	9,228
Long-term deferred cost of revenue	4,283	2,804
Other assets	101,643	82,915
Total assets	$2,703,575	$2,580,620

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$79,372	$84,639
Accrued expenses and other current liabilities	181,452	224,765
Contract liabilities	306,240	196,107
Total current liabilities	567,064	505,511
Long-term debt	775,342	768,484
Long-term contract liabilities	27,512	24,519
Other liabilities	120,158	149,770
Total liabilities	1,490,076	1,448,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at October 31, 2018 and January 31, 2018, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 66,937,000 and 65,497,000 shares; outstanding 65,272,000 and 63,836,000 shares at October 31, 2018 and January 31, 2018, respectively.	67	65
Additional paid-in capital	1,572,806	1,519,724
Treasury stock, at cost - 1,665,000 and 1,661,000 shares at October 31, 2018 and January 31, 2018, respectively.	(57,598)	(57,425)
Accumulated deficit	(161,580)	(238,312)
Accumulated other comprehensive loss	(154,148)	(103,460)
Total Verint Systems Inc. stockholders' equity	1,199,547	1,120,592
Noncontrolling interests	13,952	11,744
Total stockholders' equity	1,213,499	1,132,336
Total liabilities and stockholders' equity	$2,703,575	$2,580,620

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$41,912	$(21,740)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	66,231	79,879
Stock-based compensation, excluding cash-settled awards	50,509	50,397
Amortization of discount on convertible notes	8,829	8,377
Non-cash gains on derivative financial instruments, net	(3,760)	(292)
Loss on early retirement of debt	—	1,934
Other non-cash items, net	(1,972)	307
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	35,879	(15,824)
Contract assets	(999)	—
Inventories	(4,404)	(2,232)
Deferred cost of revenue	2,184	1,503
Prepaid expenses and other assets	(8,443)	(12,947)
Accounts payable and accrued expenses	(17,841)	13,145
Contract liabilities	(29,940)	(14,129)
Other, net	(6,535)	7,796
Net cash provided by operating activities	131,650	96,174

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(27,370)	(28,071)
Purchases of property and equipment	(22,933)	(26,445)
Purchases of investments	(53,868)	(8,305)
Maturities and sales of investments	10,620	5,244
Cash paid for capitalized software development costs	(4,767)	(909)
Change in restricted bank time deposits, and other investing activities, net	(21,128)	(111)
Net cash used in investing activities	(119,446)	(58,597)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	424,469
Repayments of borrowings and other financing obligations	(4,317)	(410,536)
Payments of debt-related costs	(206)	(7,107)
Purchases of treasury stock	(173)	—
Dividends paid to noncontrolling interest	(760)	(716)
Payments of contingent consideration for business combinations (financing portion)	(10,681)	(7,210)
Other financing activities, net	(429)	(320)
Net cash used in financing activities	(16,566)	(1,420)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,864)	447
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(8,226)	36,604
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	398,210	369,329
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$389,984	$405,933

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$353,422	$312,666
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	32,212	62,664
Restricted cash and cash equivalents included in other assets	4,350	30,603
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$389,984	$405,933

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total Revenue
Revenue for the three and nine months ended October 31, 2017	$280,726	$816,498	$283,760	$827,732
Revenue for the three and nine months ended October 31, 2018	$303,983	$899,517	$307,988	$908,436
Revenue for the three and nine months ended October 31, 2018 at constant currency(1)	$307,000	$896,000	$311,000	$904,000
Reported period-over-period revenue growth	8.3%	10.2%	8.5%	9.8%
% impact from change in foreign currency exchange rates	1.1%	(0.5)%	1.1%	(0.6)%
Constant currency period-over-period revenue growth	9.4%	9.7%	9.6%	9.2%

Customer Engagement
Revenue for the three and nine months ended October 31, 2017	$181,590	$531,643	$184,506	$542,708
Revenue for the three and nine months ended October 31, 2018	$197,467	$584,730	$201,448	$593,556
Revenue for the three and nine months ended October 31, 2018 at constant currency(1)	$199,000	$582,000	$203,000	$590,000
Reported period-over-period revenue growth	8.7%	10.0%	9.2%	9.4%
% impact from change in foreign currency exchange rates	0.9%	(0.5)%	0.8%	(0.7)%
Constant currency period-over-period revenue growth	9.6%	9.5%	10.0%	8.7%

Cyber Intelligence
Revenue for the three and nine months ended October 31, 2017	$99,136	$284,855	$99,254	$285,024
Revenue for the three and nine months ended October 31, 2018	$106,516	$314,787	$106,540	$314,880
Revenue for the three and nine months ended October 31, 2018 at constant currency(1)	$108,000	$314,000	$108,000	$314,000
Reported period-over-period revenue growth	7.4%	10.5%	7.3%	10.5%
% impact from change in foreign currency exchange rates	1.5%	(0.3)%	1.5%	(0.3)%
Constant currency period-over-period revenue growth	8.9%	10.2%	8.8%	10.2%

(1) Revenue for the three and nine months ended October 31, 2018 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2017 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated GAAP and Non-GAAP Fully Allocated Gross Margins
(Unaudited)

	Three Months Ended October 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$52,353	$59,317	$111,670	$41,422	$53,405	$94,827
GAAP service revenue	145,114	47,199	192,313	140,168	45,731	185,899
Total GAAP revenue	197,467	106,516	303,983	181,590	99,136	280,726

Products costs	9,132	22,912	32,044	8,121	24,097	32,218
Service expenses	50,981	17,258	68,239	49,062	15,412	64,474
Amortization of acquired technology	4,573	1,360	5,933	5,238	3,944	9,182
Stock-based compensation expenses (1)	1,106	261	1,367	1,777	420	2,197
Shared support service allocation (2)	2,398	1,258	3,656	2,187	1,147	3,334
Total GAAP cost of revenue	68,190	43,049	111,239	66,385	45,020	111,405

GAAP gross profit	$129,277	$63,467	$192,744	$115,205	$54,116	$169,321
GAAP gross margin	65.5%	59.6%	63.4%	63.4%	54.6%	60.3%
Revenue adjustments related to acquisitions	3,981	24	4,005	2,916	118	3,034
Amortization of acquired technology	4,573	1,360	5,933	5,238	3,944	9,182
Stock-based compensation expenses (1)	1,106	261	1,367	1,777	420	2,197
Acquisition expenses, net (3)	7	3	10	15	8	23
Restructuring expenses (3)	38	19	57	603	316	919
Non-GAAP gross profit	$138,982	$65,134	$204,116	$125,754	$58,922	$184,676
Non-GAAP gross margin	69.0%	61.1%	66.3%	68.2%	59.4%	65.1%

	Nine Months Ended October 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$156,245	$171,331	$327,576	$122,577	$156,479	$279,056
GAAP service revenue	428,485	143,456	571,941	409,066	128,376	537,442
Total GAAP revenue	584,730	314,787	899,517	531,643	284,855	816,498

Products costs	26,454	71,297	97,751	24,628	70,647	95,275
Service expenses	155,491	51,549	207,040	148,251	44,733	192,984
Amortization of acquired technology	12,942	5,937	18,879	16,212	12,034	28,246
Stock-based compensation expenses (1)	3,364	794	4,158	4,747	1,121	5,868
Shared support service allocation (2)	7,091	3,719	10,810	6,894	3,615	10,509
Total GAAP cost of revenue	205,342	133,296	338,638	200,732	132,150	332,882

GAAP gross profit	$379,388	$181,491	$560,879	$330,911	$152,705	$483,616
GAAP gross margin	64.9%	57.7%	62.4%	62.2%	53.6%	59.2%
Revenue adjustments related to acquisitions	8,826	93	8,919	11,065	169	11,234
Amortization of acquired technology	12,942	5,937	18,879	16,212	12,034	28,246
Stock-based compensation expenses (1)	3,364	794	4,158	4,747	1,121	5,868
Acquisition expenses, net (3)	(7)	(4)	(11)	60	31	91
Restructuring expenses (3)	746	391	1,137	1,271	666	1,937

Non-GAAP gross profit	$405,259	$188,702	$593,961	$364,266	$166,726	$530,992
Non-GAAP gross margin	68.3%	59.9%	65.4%	67.1%	58.5%	64.2%

 (1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (2) Represents the portion of our shared support expenses (as disclosed in footnote 15 to our October 31, 2018 Form 10-Q, when filed) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins
(Unaudited)

	Three Months Ended October 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$201,448	$106,540	$307,988	$184,506	$99,254	$283,760

Segment contribution (1)	79,593	29,193	108,786	70,768	23,160	93,928
Estimated allocation of shared support expenses (2)	25,968	13,617	39,585	25,026	13,124	38,150
Estimated non-GAAP operating income	$53,625	$15,576	$69,201	$45,742	$10,036	$55,778

Estimated non-GAAP fully allocated operating margin	26.6%	14.6%	22.5%	24.8%	10.1%	19.7%

	Nine Months Ended October 31,
	2018			2017
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$593,556	$314,880	$908,436	$542,708	$285,024	$827,732

Segment contribution (1)	225,154	74,964	300,118	195,756	62,402	258,158
Estimated allocation of shared support expenses (2)	79,632	41,758	121,390	74,798	39,224	114,022
Estimated non-GAAP operating income	$145,522	$33,206	$178,728	$120,958	$23,178	$144,136

Estimated non-GAAP fully allocated operating margin	24.5%	10.5%	19.7%	22.3%	8.1%	17.4%

(1) See footnote 15 to our October 31, 2018 Form 10-Q, when filed.

 (2) Represents our shared support expenses (as disclosed in footnote 15 to our October 31, 2018 Form 10-Q, when filed), allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our historical extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2019 is currently approximately 11%, and was 11.5% for the year ended January 31, 2018. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.